Exhibit 99.1

Corporate Communications 817-967-1577 mediarelations@aa.com

FOR RELEASE: Friday, July 28, 2017

AMERICAN AIRLINES GROUP REPORTS

SECOND-QUARTER PROFIT

FORT WORTH, Texas – American Airlines Group Inc. (NASDAQ: AAL) today reported its second-quarter 2017 results, including these highlights:

•	Recorded a second-quarter 2017 pre-tax profit of $1.3 billion, or $1.5 billion excluding net special items,[1] and net profit of $803 million, or $944 million excluding net special items

•	Reported second-quarter earnings of $1.63 per diluted share. Diluted earnings per share excluding net special items were $1.92, up 8.5 percent versus 2016

•	Reported a 7.2 percent increase in total revenue, to $11.1 billion, and a 5.7 percent increase in total revenue per available seat mile (TRASM)

•	Returned $500 million to stockholders in the second quarter through the repurchase of 10.0 million shares for $450 million and dividends of $50 million

“We are making important long-term investments in our product and our team at American Airlines. Our strong revenue growth is a credit to our more than 120,000 team members and evidence that these investments are working,” said Doug Parker, Chairman and CEO. “Looking forward, we are enthusiastic about our prospects for the second half of 2017, as well as 2018 and beyond.”

Revenue and Expenses

	GAAP		Non-GAAP[1]
	2Q17	2Q16	2Q17	2Q16
Total operating revenues ($ mil)	$11,105	$10,363	$11,105	$10,363
Total operating expenses ($ mil)	9,570	8,612	9,367	8,547

Operating income ($ mil)	1,535	1,751	1,738	1,816

Pre-tax income ($ mil)	1,291	1,493	1,496	1,594
Pre-tax margin	11.6%	14.4%	13.5%	15.4%

Net income ($ mil)	803	950	944	1,001

Earnings per diluted share	$1.63	$1.68	$1.92	$1.77

American Airlines Group Reports Second-Quarter Results

July 28, 2017

Strong passenger demand and improving yields drove a 7.2 percent year-over-year increase in total revenue, to $11.1 billion. Notable areas of passenger yield strength were in the Domestic, Central American and South American, and Caribbean regions. Cargo revenue was up 13.1 percent to $196 million due to a 15.1 percent increase in cargo ton miles. Other revenue was up 11.1 percent to $1.3 billion primarily due to the new co-branded credit card agreements that became effective in the third quarter of 2016. Second-quarter TRASM increased by 5.7 percent, on a 1.4 percent increase in total available seat miles.

Total second-quarter operating expenses were $9.6 billion, up 11.1 percent year-over-year due primarily to a 15.4 percent increase in consolidated fuel expense and a 12.5 percent increase in salaries and benefits resulting from the company’s recent investments in its team members. Total second-quarter cost per available seat mile (CASM) was 13.34 cents, up 9.6 percent. Excluding fuel and special items, total CASM was 10.49 cents, up 6.8 percent.

Commercial Initiatives

American has now expanded Basic Economy into 78 markets, including into Canada. Early results continue to be in-line with initial expectations, with approximately half of American Airlines customers buying up to Main Cabin when given the option between that and Basic Economy. The company expects to roll out Basic Economy across the rest of its domestic network by the end of September.

With an average premium of more than $400, customer adoption of the company’s new Premium Economy product has been strong. These seats are now being installed on American’s Boeing 777-200 aircraft. The company expects to retrofit most of its other widebody aircraft with this highly-differentiated seating choice for international customers by the end of 2018.

As part of its $200 million investment in the luxury travel experience, American debuted its Flagship First Dining experience and newly-renovated Flagship Lounge at New York John F. Kennedy International Airport. In addition, access to Flagship Lounges has been expanded to include Business Class customers traveling on qualifying international and transcontinental flights. Additional Flagship Lounge renovations and Flagship First Dining locations are planned at other hubs.

American Airlines President Robert Isom said, “Our investments in our product and our team are beginning to pay real dividends as we give customers more reasons to fly on American. When combined with new revenue management tools and sales initiatives targeting high yielding corporate customers, we believe our revenue growth potential is strong.

“We expect third-quarter TRASM to increase approximately 0.5 to 2.5 percent year-over-year, which reflects continued improvement in customer demand for corporate and leisure travel. We expect third-quarter pre-tax margin excluding special items to be between 10.0 and 12.0 percent.2 We also expect our fourth-quarter TRASM growth to exceed the third quarter’s growth rate,” Isom said.

American Airlines Group Reports Second-Quarter Results

July 28, 2017

Capital Investments, Fleet, and Shareholder Returns

American plans to invest $4.1 billion in new aircraft this year as it continues to renew its fleet. During the quarter, the company invested $1.1 billion in aircraft as it took delivery of 16 mainline aircraft and 4 regional aircraft. These new deliveries will replace aircraft that are expected to leave the fleet. In addition, the company expects to invest $1.6 billion in non-aircraft capital expenditures in 2017 focused on integrating the airline, product enhancements, and operational improvements.

Since mid-2014, the company has returned more than $10.7 billion to stockholders primarily through share repurchases and dividends, and reduced the share count by 35 percent to 487.7 million shares. As of June 30, the company had approximately $1.0 billion remaining of its $2.0 billion share repurchase authority.3

The company declared a dividend of $0.10 per share, to be paid on August 28, 2017, to stockholders of record as of August 14, 2017.

Investor Update

For additional financial forecasting detail, please refer to the company’s investor relations update, filed with the Securities and Exchange Commission on Form 8-K. This filing will be available at aa.com/investorrelations.

Conference Call / Webcast Details

The company will conduct a live audio webcast of its earnings call today at 7:30 a.m. CT, which will be available to the public on a listen-only basis at aa.com/investorrelations. An archive of the webcast will be available on the website through August 28.

Notes

1.	In the second quarter, the company recognized $205 million in net special items before the effect of income taxes, principally consisting of merger integration expenses, fleet restructuring expenses driven by the merger and certain one-time charges to adjust the vacation accruals as a result of the salary increases for our pilots and flight attendants. See the accompanying notes in the Financial Tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information.

2.	American is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time.

3.	Share repurchases under the buyback program may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades or accelerated share repurchase transactions. Any such repurchases will be made from time to time subject to market and economic conditions, applicable legal requirements and other relevant factors. The program does not obligate the company to repurchase any specific number of shares or continue a dividend for any fixed period, and may be suspended at any time at the company’s discretion.

American Airlines Group Reports Second-Quarter Results

July 28, 2017

About American Airlines Group

American Airlines and American Eagle offer an average of nearly 6,700 flights per day to nearly 350 destinations in more than 50 countries. American has hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix, and Washington, D.C. American is a founding member of the oneworld® alliance, whose members serve more than 1,000 destinations with about 14,250 daily flights to over 150 countries. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL. In 2015, its stock joined the S&P 500 index. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

Cautionary Statement Regarding Forward-Looking Statements and Information

Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the Securities Act), the Securities Exchange Act of 1934, as amended (the Exchange Act), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about our plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in our other filings with the Securities and Exchange Commission. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

American Airlines Group Reports Second-Quarter Results

July 28, 2017

American Airlines Group Inc.

Condensed Consolidated Statements of Operations

(In millions, except share and per share amounts)

(Unaudited)

	3 Months Ended June 30,		Percent	6 Months Ended June 30,		Percent
	2017	2016	Change	2017	2016	Change
Operating revenues:
Mainline passenger	$7,747	$7,209	7.5	$14,353	$13,773	4.2
Regional passenger	1,835	1,786	2.8	3,384	3,309	2.3
Cargo	196	174	13.1	368	336	9.8
Other	1,327	1,194	11.1	2,624	2,380	10.2

Total operating revenues	11,105	10,363	7.2	20,729	19,798	4.7

Operating expenses:
Aircraft fuel and related taxes	1,510	1,314	14.9	2,912	2,343	24.2
Salaries, wages and benefits	3,003	2,670	12.5	5,829	5,322	9.5
Regional expenses:
Fuel	329	279	18.0	648	498	30.0
Other	1,291	1,239	4.3	2,546	2,452	3.8
Maintenance, materials and repairs	495	453	9.4	987	871	13.3
Other rent and landing fees	452	458	(1.2)	892	879	1.5
Aircraft rent	294	302	(2.8)	589	609	(3.3)
Selling expenses	376	334	12.5	694	642	8.0
Depreciation and amortization	418	374	11.5	822	729	12.8
Special items, net	202	62	nm	320	161	99.4
Other	1,200	1,127	6.5	2,354	2,205	6.8

Total operating expenses	9,570	8,612	11.1	18,593	16,711	11.3

Operating income	1,535	1,751	(12.3)	2,136	3,087	(30.8)

Nonoperating income (expense):
Interest income	24	16	52.7	45	28	57.7
Interest expense, net	(263)	(249)	5.8	(520)	(488)	6.6
Other, net	(5)	(25)	(80.6)	(5)	(17)	(69.2)

Total nonoperating expense, net	(244)	(258)	(5.5)	(480)	(477)	0.8

Income before income taxes	1,291	1,493	(13.5)	1,656	2,610	(36.6)

Income tax provision	488	543	(10.1)	619	960	(35.6)

Net income	$803	$950	(15.5)	$1,037	$1,650	(37.2)

Earnings per common share:
Basic	$1.64	$1.69		$2.08	$2.82

Diluted	$1.63	$1.68		$2.07	$2.80

Weighted average shares outstanding (in thousands):
Basic	490,818	563,000		497,360	584,622

Diluted	492,965	566,040		500,381	588,764

Note: Percent change may not recalculate due to rounding.

American Airlines Group Reports Second-Quarter Results

July 28, 2017

American Airlines Group Inc.

Consolidated Operating Statistics

(Unaudited)

	3 Months Ended June 30,				6 Months Ended June 30,
	2017	2016	Change		2017	2016	Change
Mainline
Revenue passenger miles (millions)	53,177	51,927	2.4%		98,388	98,147	0.2%
Available seat miles (ASM) (millions)	63,520	62,670	1.4%		120,083	120,234	(0.1)%
Passenger load factor (percent)	83.7	82.9	0.8	pts	81.9	81.6	0.3	pts
Yield (cents)	14.57	13.88	4.9%		14.59	14.03	4.0%
Passenger revenue per ASM (cents)	12.20	11.50	6.0%		11.95	11.46	4.3%

Passenger enplanements (thousands)	37,767	37,699	0.2%		71,522	72,246	(1.0)%
Departures (thousands)	278	283	(1.7)%		541	555	(2.5)%
Aircraft at end of period	956	947	1.0%		956	947	1.0%

Block hours (thousands)	896	901	(0.5)%		1,715	1,746	(1.8)%
Average stage length (miles)	1,254	1,241	1.0%		1,228	1,223	0.4%
Fuel consumption (gallons in millions)	934	931	0.4%		1,766	1,786	(1.1)%
Average aircraft fuel price including related taxes (dollars per gallon)	1.62	1.41	14.5%		1.65	1.31	25.7%
Full-time equivalent employees at end of period	106,100	103,100	2.9%		106,100	103,100	2.9%

Operating cost per ASM (cents)	12.51	11.32	10.6%		12.82	11.45	12.0%
Operating cost per ASM excluding special items (cents)	12.20	11.22	8.7%		12.56	11.31	11.0%
Operating cost per ASM excluding special items and fuel (cents)	9.82	9.12	7.6%		10.13	9.36	8.2%

Regional (A)
Revenue passenger miles (millions)	6,387	6,409	(0.3)%		12,160	11,959	1.7%
Available seat miles (millions)	8,223	8,081	1.7%		16,000	15,581	2.7%
Passenger load factor (percent)	77.7	79.3	(1.6	)pts	76.0	76.8	(0.8	)pts
Yield (cents)	28.74	27.87	3.1%		27.83	27.67	0.6%
Passenger revenue per ASM (cents)	22.32	22.10	1.0%		21.15	21.24	(0.4)%

Passenger enplanements (thousands)	14,049	14,252	(1.4)%		26,654	26,620	0.1%
Aircraft at end of period	627	600	4.5%		627	600	4.5%
Fuel consumption (gallons in millions)	195	191	1.8%		377	369	2.2%
Average aircraft fuel price including related taxes (dollars per gallon)	1.69	1.46	15.9%		1.72	1.35	27.2%
Full-time equivalent employees at end of period (B)	22,200	20,400	8.8%		22,200	20,400	8.8%

Operating cost per ASM (cents)	19.71	18.78	4.9%		19.96	18.94	5.4%
Operating cost per ASM excluding special items (cents)	19.69	18.75	5.0%		19.94	18.88	5.6%
Operating cost per ASM excluding special items and fuel (cents)	15.69	15.29	2.6%		15.89	15.68	1.3%

Total Mainline & Regional
Revenue passenger miles (millions)	59,564	58,336	2.1%		110,548	110,106	0.4%
Available seat miles (millions)	71,743	70,751	1.4%		136,083	135,815	0.2%
Cargo ton miles (millions)	701	610	15.1%		1,321	1,153	14.5%
Passenger load factor (percent)	83.0	82.5	0.5	pts	81.2	81.1	0.1	pts
Yield (cents)	16.09	15.42	4.3%		16.04	15.51	3.4%
Passenger revenue per ASM (cents)	13.36	12.71	5.0%		13.03	12.58	3.6%
Total revenue per ASM (cents)	15.48	14.65	5.7%		15.23	14.58	4.5%
Cargo yield per ton mile (cents)	27.98	28.48	(1.7)%		27.88	29.09	(4.1)%

Passenger enplanements (thousands)	51,816	51,951	(0.3)%		98,176	98,866	(0.7)%
Aircraft at end of period	1,583	1,547	2.3%		1,583	1,547	2.3%
Fuel consumption (gallons in millions)	1,129	1,122	0.6%		2,143	2,155	(0.6)%
Average aircraft fuel price including related taxes (dollars per gallon)	1.63	1.42	14.7%		1.66	1.32	26.0%
Full-time equivalent employees at end of period (B)	128,300	123,500	3.9%		128,300	123,500	3.9%

Operating cost per ASM (cents)	13.34	12.17	9.6%		13.66	12.30	11.0%
Operating cost per ASM excluding special items (cents)	13.06	12.08	8.1%		13.42	12.18	10.2%
Operating cost per ASM excluding special items and fuel (cents)	10.49	9.83	6.8%		10.81	10.09	7.1%

(A)	Regional includes wholly owned regional airline subsidiaries and operating results from capacity purchase carriers.
(B)	Regional full-time equivalent employees only include our wholly owned regional airline subsidiaries.

Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Second-Quarter Results

July 28, 2017

American Airlines Group Inc.

Consolidated Revenue Statistics by Region

(Unaudited)

	3 Months Ended June 30,				6 Months Ended June 30,
	2017	2016	Change		2017	2016	Change
Domestic - Mainline
Revenue passenger miles (millions)	32,779	33,418	(1.9)%		62,310	63,808	(2.3)%
Available seat miles (ASM) (millions)	38,092	38,701	(1.6)%		73,897	75,244	(1.8)%
Passenger load factor (percent)	86.1	86.3	(0.2	)pts	84.3	84.8	(0.5	)pts
Yield (cents)	15.55	14.47	7.4%		15.44	14.59	5.8%
Passenger revenue per ASM (cents)	13.38	12.49	7.1%		13.02	12.37	5.2%

Domestic Consolidated - Mainline and
Total Regional (A)
Revenue passenger miles (millions)	39,166	39,826	(1.7)%		74,470	75,767	(1.7)%
Available seat miles (millions)	46,315	46,782	(1.0)%		89,897	90,825	(1.0)%
Passenger load factor (percent)	84.6	85.1	(0.5	)pts	82.8	83.4	(0.6	)pts
Yield (cents)	17.70	16.63	6.4%		17.46	16.65	4.8%
Passenger revenue per ASM (cents)	14.96	14.15	5.7%		14.46	13.89	4.1%

Latin America
Revenue passenger miles (millions)	7,592	7,421	2.3%		15,082	15,476	(2.5)%
Available seat miles (millions)	9,739	9,469	2.9%		19,513	19,949	(2.2)%
Passenger load factor (percent)	78.0	78.4	(0.4	)pts	77.3	77.6	(0.3	)pts
Yield (cents)	14.64	12.65	15.7%		14.76	13.24	11.5%
Passenger revenue per ASM (cents)	11.41	9.91	15.1%		11.41	10.27	11.1%

Atlantic
Revenue passenger miles (millions)	8,849	7,879	12.3%		13,349	12,680	5.3%
Available seat miles (millions)	10,927	10,677	2.3%		17,342	17,570	(1.3)%
Passenger load factor (percent)	81.0	73.8	7.2	pts	77.0	72.2	4.8	pts
Yield (cents)	13.04	14.34	(9.1)%		13.20	14.39	(8.3)%
Passenger revenue per ASM (cents)	10.56	10.58	(0.2)%		10.16	10.38	(2.2)%

Pacific
Revenue passenger miles (millions)	3,957	3,209	23.3%		7,647	6,183	23.7%
Available seat miles (millions)	4,762	3,823	24.6%		9,331	7,471	24.9%
Passenger load factor (percent)	83.1	83.9	(0.8	)pts	82.0	82.8	(0.8	)pts
Yield (cents)	9.75	9.52	2.4%		9.78	9.60	1.9%
Passenger revenue per ASM (cents)	8.10	7.99	1.3%		8.01	7.94	0.9%

Total International
Revenue passenger miles (millions)	20,398	18,509	10.2%		36,078	34,339	5.1%
Available seat miles (millions)	25,428	23,969	6.1%		46,186	44,990	2.7%
Passenger load factor (percent)	80.2	77.2	3.0	pts	78.1	76.3	1.8	pts
Yield (cents)	13.00	12.83	1.3%		13.12	13.01	0.9%
Passenger revenue per ASM (cents)	10.42	9.90	5.3%		10.25	9.93	3.3%

(A) Revenue statistics for all Regional flying are included herein.

Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Second-Quarter Results

July 28, 2017

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

American Airlines Group Inc. (the “Company”) sometimes uses financial measures that are derived from the consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.

The tables below present the reconciliations of the following GAAP measures to their non-GAAP measure:

•	Pre-Tax Income (GAAP measure) to Pre-Tax Income Excluding Special Items (non-GAAP measure)

•	Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Special Items (non-GAAP measure)

•	Net Income (GAAP measure) to Net Income Excluding Special Items (non-GAAP measure)

•	Basic and Diluted Earnings Per Share (GAAP measure) to Basic and Diluted Earnings Per Share Excluding Special Items (non-GAAP measure)

•	Operating Income (GAAP measure) to Operating Income Excluding Special Items (non-GAAP measure)

Management uses these non-GAAP financial measures to evaluate the Company’s current operating performance and to allow for period-to-period comparisons. As special items may vary from period-to-period in nature and amount, the adjustment to exclude special items allows management an additional tool to better understand the Company’s core operating performance.

Additionally, the tables below present the reconciliations of mainline, regional and total operating costs (GAAP measure) to mainline, regional and total operating costs excluding special items and fuel (non-GAAP measure). Management uses mainline, regional and total operating costs excluding special items and fuel to evaluate the Company’s current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude aircraft fuel and special items allows management an additional tool to better understand and analyze the Company’s non-fuel costs and core operating performance.

	3 Months Ended June 30,		Percent Change	6 Months Ended June 30,		Percent
Reconciliation of Pre-Tax Income Excluding Special Items	2017	2016		2017	2016	Change
	(in millions)			(in millions)
Pre-tax income as reported	$1,291	$1,493		$1,656	$2,610
Pre-tax special items:
Special items, net (1)	202	62		320	161
Regional operating special items, net	1	3		4	8
Nonoperating special items, net (2)	2	36		7	36

Total pre-tax special items	205	101		331	205

Pre-tax income excluding special items	$1,496	$1,594	-6%	$1,987	$2,815	-29%

Calculation of Pre-Tax Margin
Pre-tax income as reported	$1,291	$1,493		$1,656	$2,610

Total operating revenues as reported	$11,105	$10,363		$20,729	$19,798

Pre-tax margin	11.6%	14.4%		8.0%	13.2%

Calculation of Pre-Tax Margin Excluding Special Items
Pre-tax income excluding special items	$1,496	$1,594		$1,987	$2,815

Total operating revenues as reported	$11,105	$10,363		$20,729	$19,798

Pre-tax margin excluding special items	13.5%	15.4%		9.6%	14.2%

Reconciliation of Net Income Excluding Special Items
Net income as reported	$803	$950		$1,037	$1,650
Special items:
Total pre-tax special items (1) (2)	205	101		331	205
Net tax effect of special items	(64)	(50)		(116)	(89)

Net income excluding special items	$944	$1,001	-6%	$1,252	$1,766	-29%

American Airlines Group Reports Second-Quarter Results

July 28, 2017

Reconciliation of Basic and Diluted Earnings Per Share Excluding Special Items	3 Months Ended June 30,		6 Months Ended June 30,
	2017	2016	2017	2016
	(in millions, except per share amounts)		(in millions, except per share amounts)
Net income excluding special items	$944	$1,001	$1,252	$1,766

Shares used for computation (in thousands):
Basic	490,818	563,000	497,360	584,622

Diluted	492,965	566,040	500,381	588,764

Earnings per share excluding special items:
Basic	$1.92	$1.78	$2.52	$3.02

Diluted	$1.92	$1.77	$2.50	$3.00

Reconciliation of Operating Income Excluding Special Items
Operating income as reported	$1,535	$1,751	$2,136	$3,087

Special items:
Special items, net (1)	202	62	320	161
Regional operating special items, net	1	3	4	8

Operating income excluding special items	$1,738	$1,816	$2,460	$3,256

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel - Mainline only	3 Months Ended June 30,		6 Months Ended June 30,
	2017	2016	2017	2016
	(in millions)		(in millions)
Total operating expenses as reported	$9,570	$8,612	$18,593	$16,711
Less regional expenses as reported:
Fuel	(329)	(279)	(648)	(498)
Other	(1,291)	(1,239)	(2,546)	(2,452)

Total mainline operating expenses as reported	7,950	7,094	15,399	13,761

Special items, net (1)	(202)	(62)	(320)	(161)

Mainline operating expenses, excluding special items	7,748	7,032	15,079	13,600

Aircraft fuel and related taxes	(1,510)	(1,314)	(2,912)	(2,343)

Mainline operating expenses, excluding special items and fuel	$6,238	$5,718	$12,167	$11,257

	(in cents)		(in cents)
Mainline operating expenses per ASM as reported	12.51	11.32	12.82	11.45

Special items, net per ASM (1)	(0.32)	(0.10)	(0.27)	(0.13)

Mainline operating expenses per ASM, excluding special items	12.20	11.22	12.56	11.31

Aircraft fuel and related taxes per ASM	(2.38)	(2.10)	(2.42)	(1.95)

Mainline operating expenses per ASM, excluding special items and fuel	9.82	9.12	10.13	9.36

Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Second-Quarter Results

July 28, 2017

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel - Regional only	3 Months Ended June 30,		6 Months Ended June 30,
	2017	2016	2017	2016
	(in millions)		(in millions)
Total regional operating expenses as reported	$1,620	$1,518	$3,194	$2,950

Regional operating special items, net	(1)	(3)	(4)	(8)

Regional operating expenses, excluding special items	1,619	1,515	3,190	2,942

Aircraft fuel and related taxes	(329)	(279)	(648)	(498)

Regional operating expenses, excluding special items and fuel	$1,290	$1,236	$2,542	$2,444

	(in cents)		(in cents)
Regional operating expenses per ASM as reported	19.71	18.78	19.96	18.94

Regional operating special items, net per ASM	(0.02)	(0.03)	(0.03)	(0.05)

Regional operating expenses per ASM, excluding special items	19.69	18.75	19.94	18.88

Aircraft fuel and related taxes per ASM	(4.01)	(3.46)	(4.05)	(3.20)

Regional operating expenses per ASM, excluding special items and fuel	15.69	15.29	15.89	15.68

Note: Amounts may not recalculate due to rounding.

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel - Total Mainline and Regional	3 Months Ended June 30,		6 Months Ended June 30,
	2017	2016	2017	2016
	(in millions)		(in millions)
Total operating expenses as reported	$9,570	$8,612	$18,593	$16,711

Special items:
Special items, net (1)	(202)	(62)	(320)	(161)
Regional operating special items, net	(1)	(3)	(4)	(8)

Total operating expenses, excluding special items	9,367	8,547	18,269	16,542

Fuel:
Aircraft fuel and related taxes - mainline	(1,510)	(1,314)	(2,912)	(2,343)
Aircraft fuel and related taxes - regional	(329)	(279)	(648)	(498)

Total operating expenses, excluding special items and fuel	$7,528	$6,954	$14,709	$13,701

	(in cents)		(in cents)
Total operating expenses per ASM as reported	13.34	12.17	13.66	12.30

Special items per ASM:
Special items, net (1)	(0.28)	(0.09)	(0.24)	(0.12)
Regional operating special items, net	—	—	—	(0.01)

Total operating expenses per ASM, excluding special items	13.06	12.08	13.42	12.18

Fuel per ASM:
Aircraft fuel and related taxes - mainline	(2.10)	(1.86)	(2.14)	(1.73)
Aircraft fuel and related taxes - regional	(0.46)	(0.39)	(0.48)	(0.37)

Total operating expenses per ASM, excluding special items and fuel	10.49	9.83	10.81	10.09

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

(1)

The 2017 second quarter mainline operating special items totaled a net charge of $202 million, which principally included $68 million of merger integration expenses, $48 million of fleet restructuring expenses, $45 million of labor contract expenses principally due to one-time charges to adjust the vacation accruals for pilots and flight attendants as a result of the mid-contract pay rate adjustments and a $38 million net charge resulting from fair value adjustments to bankruptcy obligations. The 2017 six month period mainline operating special items totaled a net charge of $320 million, which principally included $130 million of merger integration expenses, $111 million of fleet restructuring expenses, $45 million for the labor contract expenses described above and a $20 million net charge resulting from fair value adjustments to bankruptcy obligations.

The 2016 second quarter mainline operating special items totaled a net charge of $62 million, which principally included $97 million of merger integration expenses and $15 million of fleet restructuring expenses, offset in part by a $56 million net credit resulting from fair value adjustments to bankruptcy obligations. The 2016 six month period mainline operating special items totaled a net charge of $161 million, which principally included $201 million of merger integration expenses and $41 million of fleet restructuring expenses, offset in part by a $61 million net credit resulting from fair value adjustments to bankruptcy obligations.

Merger integration expenses included costs related to information technology, professional fees, re-branding of aircraft and airport facilities and training. Additionally, the 2016 period also included merger integration expenses related to alignment of labor union contracts, re-branded uniforms, relocation and severance. Fleet restructuring expenses driven by the merger principally included the acceleration of aircraft depreciation and impairments for aircraft grounded or expected to be grounded earlier than planned.

(2)

Nonoperating special charges in the 2017 periods primarily consisted of debt issuance and extinguishment costs associated with term loan refinancings. Additionally, the 2016 periods included costs associated with a bond refinancing.

American Airlines Group Reports Second-Quarter Results

July 28, 2017

American Airlines Group Inc.

Condensed Consolidated Balance Sheets

(In millions)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets

Current assets
Cash	$386	$322
Short-term investments	6,500	6,037
Restricted cash and short-term investments	554	638
Accounts receivable, net	1,543	1,594
Aircraft fuel, spare parts and supplies, net	1,206	1,094
Prepaid expenses and other	827	639

Total current assets	11,016	10,324

Operating property and equipment
Flight equipment	39,329	37,028
Ground property and equipment	7,580	7,116
Equipment purchase deposits	1,212	1,209

Total property and equipment, at cost	48,121	45,353
Less accumulated depreciation and amortization	(15,128)	(14,194)

Total property and equipment, net	32,993	31,159

Other assets
Goodwill	4,091	4,091
Intangibles, net	2,224	2,173
Deferred tax asset	905	1,498
Other assets	2,107	2,029

Total other assets	9,327	9,791

Total assets	$53,336	$51,274

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of long-term debt and capital leases	$2,334	$1,855
Accounts payable	1,924	1,592
Accrued salaries and wages	1,295	1,516
Air traffic liability	5,222	3,912
Loyalty program liability	3,014	2,789
Other accrued liabilities	2,323	2,208

Total current liabilities	16,112	13,872

Noncurrent liabilities
Long-term debt and capital leases, net of current maturities	22,525	22,489
Pension and postretirement benefits	7,500	7,842
Other liabilities	3,484	3,286

Total noncurrent liabilities	33,509	33,617

Stockholders’ equity
Common stock	5	5
Additional paid-in capital	6,245	7,223
Accumulated other comprehensive loss	(5,112)	(5,083)
Retained earnings	2,577	1,640

Total stockholders’ equity	3,715	3,785

Total liabilities and stockholders’ equity	$53,336	$51,274